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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


     We hereby consent to the incorporation by reference in Edge Petroleum Corporation's previously filed Registration Statement on Form S-8 No. 22571 of our summary report dated March 26, 1999 included as Exhibit 99.1 to this Annual Report on Form 10-K and the data extracted from our reports and the references to our firm appearing in "Items 1 and 2. "Business and Properties" under the caption "Oil and Gas Reserves" and in Supplemental Financial Information on Oil and Natural Gas Exploration, Development and Production Activities (unaudited) in such Annual Report on Form 10-K.



                                        /S/ RYDER SCOTT COMPANY
                                            PETROLEUM ENGINEER...
                                        -------------------------
                                            RYDER SCOTT COMPANY
                                            PETROLEUM ENGINEERS

Houston, Texas
March 26, 1999